                                  EXHIBIT 21.1

                      SUBSIDIARIES OF NETIVATION.COM, INC.



InterLink Services, Inc. (Washington corporation)

The Online Medical Bookstore, Inc. (Idaho corporation)

Net.Capitol, Inc. (Delaware corporation)

MEDMarket, Inc. (Colorado corporation)

Raintree Communications Corporation (Virginia corporation)

Public Disclosure, Inc. (Delaware corporation)

Politicallyblack.com, Inc. (Delaware corporation)

Netivation.com Merger Three Corporation (Delaware corporation